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                                                                      Exhibit 12


RATIO OF EARNINGS TO FIXED CHARGES


                                   y/e          y/e           y/e           y/e            7/e           6 mos
                                  1993         1994          1995          1996           1997           1997
Earnings (loss)                 $(2,441)       $(1,052)     $(1,282)       $(1,509)      $1,476         $1,825

Fixed charges                       103             72          216            795        1,080            455
                                                                                         ------         ------

Ratio                                                                                      2.37x          5.01x
                                -------        -------      -------        -------       =======        =======

Deficiency                      $(2,544)       $(1,124)     $(1,498)       $(2,304)
                                =======        =======      =======        =======